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                                                                   EXHIBIT 23.10

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this registration statement dated May 14, 1997, on the Financial Statements of Ameron Broadcasting, Inc.

                                        ARTHUR ANDERSEN LLP

St. Louis, Missouri
August 4, 1997